Exhibit 99.1

SMURFIT-STONE REPORTS FOURTH QUARTER 2010 RESULTS

CREVE COEUR, Mo., and CHICAGO, Jan. 23, 2011 — Smurfit-Stone Container Corporation (NYSE: SSCC) today reported net income of $49 million, or $0.49 per diluted share, for the fourth quarter ended Dec. 31, 2010, compared with net income of $65 million, or $0.65 per diluted share, for the third quarter of 2010, and a net loss attributable to common stockholders of ($6) million, or ($0.02) per share, for the fourth quarter of 2009.

Smurfit-Stone’s fourth quarter 2010 adjusted net income was $62 million, or $0.62 per diluted share, down seasonally from adjusted net income of $76 million, or $0.76 per diluted share, in the third quarter of 2010, and an adjusted net loss of ($16) million, or ($0.06) per diluted share, in the fourth quarter of 2009.  The adjustments in the third and fourth quarter of 2010 were primarily the exclusion of costs related to reorganization and restructuring.

Diluted Earnings Per Share Attributable to Common Stockholders

	Fourth	Third	Fourth
	Quarter	Quarter	Quarter
	2010	2010	2009
Net Income (Loss) Attributable to Common Stockholders	$0.49	$0.65	$(0.02)

Adjustments	$0.13	$0.11	$(0.04)

Adjusted Net Income (loss)	$0.62	$0.76	$(0.06)

Weighted Average Shares (MM)	100	100	257

The Company reported operating income of $103 million for the fourth quarter of 2010, compared to operating income of $142 million in the third quarter of 2010, and an operating loss of ($131) million in the fourth quarter of 2009.  The sequential decline in operating income is mainly due to seasonally lower volumes, higher mill annual outage costs, and cost inflation, including a substantial increase in reclaimed fiber costs during the fourth quarter.

Patrick J. Moore, Smurfit-Stone’s Chief Executive Officer, commented, “Fourth quarter performance was strong, meeting our expectations, and demonstrating that our initiatives to improve productivity and lower costs are enabling us to deliver improvement in earnings, margins and cash flow.”

Adjusted EBITDA for the fourth quarter of 2010 was $205 million, down from $239 million in the third quarter of 2010, and up from $67 million in the fourth quarter of 2009.  The sequential decline in adjusted EBITDA reflects seasonally lower volumes, cost inflation, the impact of a work stoppage at the Company’s La Tuque, Quebec mill, and market-related downtime taken in December in order to balance supply and demand in the Company’s system.

Six CityPlace Drive, Creve Coeur, MO  63141   Phone: 314.656.5300  Web: Smurfit-stone.com

Net sales for the fourth quarter of 2010 were $1.63 billion, unchanged from the third quarter of 2010 and up 18 percent compared with sales of $1.38 billion in the fourth quarter of 2009.  The stable sales in fourth quarter 2010 reflect modestly higher selling prices, offset by seasonally lower volumes.

Fourth Quarter Highlights

•                  The Company achieved strong financial results despite higher reclaimed fiber costs, a work stoppage at its La Tuque facility and market-related downtime in the quarter.

•                  Initial SG&A cost reductions were completed in the fourth quarter that will produce net savings of $50 million in 2011.

•                  The Company ended the quarter with cash of $449 million, down only $15 million from the end of the third quarter, despite capital expenditures of $67 million and a voluntary $105 million pension contribution in the quarter.

•                  The Company’s underfunded pension position improved to $1.13 billion at year end from $1.45 billion at June 30, 2010, reflecting strong asset returns and contributions totaling $199 million in 2010.

•                  The Company ended 2010 with net debt of $745 million and liquidity of nearly $1 billion.

Outlook

Smurfit-Stone expects lower sequential earnings in the first quarter of 2011 compared with the fourth quarter of 2010.  Moderate improvement in pricing will be more than offset by seasonally higher energy usage, cost inflation in fiber and energy, and the impact of employee benefit cost timing.

Conference Call and Webcast

The previously scheduled conference call and webcast will not be held.

Contacts:               Lisa Esneault (media): (314) 656-5827

Tim Griffith or Scott Dudley (investors): (314) 656-5553

www.smurfit-stone.com

Forward-Looking Statements & Non-GAAP Measures

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, pricing pressures in key product lines, seasonality, changes in input costs including recycled fiber and energy costs, as well as other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as updated from time to time in the Company’s Securities and Exchange Commission filings. In this press release, certain non-U.S. GAAP financial information is presented. A reconciliation of that information to U.S. GAAP financial measures and additional disclosure regarding our use of non-GAAP financial measures are included in the attached schedules.  The Company does not intend to review, revise or update any particular forward-looking statements in light of future events.

About Smurfit-Stone

Smurfit-Stone Container Corporation is one of the industry’s leading integrated containerboard and corrugated packaging producers and one of the world’s largest paper recyclers.  Smurfit-Stone generated revenue of $6.3 billion in 2010, has led the industry in safety every year since 2001, and conducts its business in compliance with the environmental, health, and safety principles of the American Forest & Paper Association.  The company is a member of the Sustainable Forestry Initiative® .

(Financial statements follow)

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Successor			Predecessor
	Three Months Ended	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended	Year Ended
	December 31,	September 30,	December 31,	December 31,	June 30,	December 31,
(In millions, except per share data)	2010	2010	2010	2009	2010	2009

Net sales	$1,628	$1,634	$3,262	$1,379	$3,024	$5,574
Costs and expenses
Cost of goods sold	1,379	1,344	2,723	1,266	2,763	5,023
Selling and administrative expenses	129	141	270	141	294	569
Restructuring expense	18	7	25	281	15	319
(Gain) loss on disposal of assets	(1)		(1)			3
Other operating income				(178)	(11)	(633)
Operating income (loss)	103	142	245	(131)	(37)	293
Other income (expense)
Interest expense, net	(22)	(23)	(45)	(48)	(23)	(265)
Debtor-in-possession debt issuance costs						(63)
Loss on early extinguishment of debt						(20)
Foreign currency exchange gains (losses)				(4)	3	(14)
Other, net		2	2	4	4	14
Income (loss) before reorganization items and income taxes	81	121	202	(179)	(53)	(55)
Reorganization items income (expense), net	(5)	(7)	(12)	149	1,178	40
Income (loss) before income taxes	76	114	190	(30)	1,125	(15)
(Provision for) benefit from income taxes	(27)	(49)	(76)	26	199	23
Net income (loss)	49	65	114	(4)	1,324	8
Preferred stock dividends and accretion				(2)	(4)	(11)
Net income (loss) attributable to common stockholders	$49	$65	$114	$(6)	$1,320	$(3)

Basic earnings per common share
Net income (loss) attributable to common stockholders	$0.49	$.65	$1.13	$(.02)	$5.12	$(.01)
Weighted average shares outstanding	100	100	100	257	258	257

Diluted earnings per common share
Net income (loss) attributable to common stockholders	$0.49	$0.65	$1.13	$(.02)	$5.07	$(.01)
Weighted average shares outstanding	100	100	100	257	261	257

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED BALANCE SHEETS

	Successor		Predecessor
	December 31,	June 30,	December 31,
(In millions, except share data)	2010	2010	2009
	(Unaudited)	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$449	$340	$704
Restricted cash		7	9
Receivables	765	739	615
Receivable for alternative energy tax credits	11	11	59
Inventories	496	496	452
Refundable income taxes	6	31	23
Prepaid expenses and other current assets	24	47	43
Total current assets	1,751	1,671	1,905
Net property, plant and equipment	4,374	4,405	3,081
Deferred income taxes			23
Goodwill	100	93
Intangible assets, net	75	77
Other assets	159	163	68
	$6,459	$6,409	$5,077
Liabilities and Stockholders’ Equity (Deficit)

Liabilities not subject to compromise
Current liabilities
Current maturities of long-term debt	$16	$18	$1,354
Accounts payable	503	515	387
Accrued compensation and payroll taxes	180	176	145
Interest payable	3	5	12
Other current liabilities	86	81	164
Total current liabilities	788	795	2,062
Long-term debt, less current maturities	1,178	1,176
Pension and postretirement benefits, net of current portion	1,300	1,639
Other long-term liabilities	129	140	117
Deferred income taxes	453	307
Total liabilities not subject to compromise	3,848	4,057	2,179

Liabilities subject to compromise			4,272
Total liabilities	3,848	4,057	6,451

Stockholders’ equity
Successor preferred stock
Successor common stock
Predecessor preferred stock			104
Predecessor common stock			3
Additional paid-in capital	2,366	2,352	4,081
Retained earnings (deficit)	114		(4,883)
Accumulated other comprehensive income (loss)	131		(679)
Total stockholders’ equity (deficit)	2,611	2,352	(1,374)
	$6,459	$6,409	$5,077

SMURFIT-STONE CONTAINER CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Successor	Predecessor
	Six Months Ended	Six Months Ended	Year Ended
	December 31,	June 30,	December 31,
(In millions)	2010	2010	2009
Cash flows from operating activities
Net income	$114	$1,324	$8
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Loss on early extinguishment of debt			20
Depreciation, depletion and amortization	169	168	364
Debtor-in-possession debt issuance costs			63
Amortization of deferred debt issuance costs and original issue discount	5		6
Deferred income taxes	99	(201)	(26)
Pension and postretirement benefits	(158)	50	76
(Gain) loss on disposal of assets	(1)		3
Non-cash restructuring expense	3	7	250
Non-cash stock-based compensation	10	3	9
Non-cash foreign currency exchange (gains) losses		(3)	14
Gain due to plan effects		(580)
Gain due to fresh start accounting adjustments		(742)
Payments to settle pre-petition liabilities excluding debt		(202)
Non-cash reorganization items		101	(96)
Change in restricted cash for utility deposits	7	2	(9)
Change in operating assets and liabilities, net of effects from acquisitions and dispositions
Receivables and retained interest in receivables sold	(22)	(129)	(4)
Receivable for alternative energy tax credits		48	(59)
Inventories	5	1	55
Prepaid expenses and other current assets	23	1	(13)
Accounts payable and accrued liabilities	(21)	57	219
Interest payable	(2)	2	165
Other, net	(20)	8	49
Net cash provided by (used for) operating activities	211	(85)	1,094
Cash flows from investing activities
Expenditures for property, plant and equipment	(106)	(83)	(172)
Proceeds from property disposals	9	10	48
Advances to affiliates, net			(15)
Net cash used for investing activities	(97)	(73)	(139)
Cash flows from financing activities
Proceeds from exit credit facilities		1,200
Original issue discount		(12)
Proceeds from debtor-in-possession financing			440
Repayments of debtor-in-possession financing			(440)
Net borrowings (repayments) of long-term debt	(7)	(1,347)	71
Repurchase of receivables			(385)
Debtor-in-possession debt issuance costs			(63)
Debt issuance costs on exit credit facilities and other financing costs		(47)
Net cash used for financing activities	(7)	(206)	(377)
Effect of exchange rate changes on cash	2
Increase (decrease) in cash and cash equivalents	109	(364)	578
Cash and cash equivalents
Beginning of period	340	704	126
End of period	$449	$340	$704

SMURFIT-STONE CONTAINER CORPORATION

EBITDA, As Defined Below

(In millions)

(Unaudited)

	Successor		Predecessor
	4Q 10	3Q 10	4Q 09

Net sales	$1,628	$1,634	$1,379

Net income (loss)	$49	$65	$(4)
(Benefit from) provision for income taxes	27	49	(26)
Interest expense, net	22	23	48
Depreciation, depletion and amortization	85	84	91
EBITDA	183	221	109

Reorganization items (income) expense	5	7	(149)
Restructuring charges	18	7	281
Alternative fuel mixture tax credits	—	—	(178)
Non-cash foreign currency exchange (gains) losses	—	—	4
(Gain) loss on sale of assets	(1)	—	—
Multi-employer pension plan withdrawal charge	—	4	—

Adjusted EBITDA	$205	$239	$67

Adjusted EBITDA margin	12.6%	14.6%	4.9%

Other Financial Information:
Net cash provided by operating activities	$50	$161	$301
Capital expenditures	67	39	60
Pension expense	14	14	29
Pension contributions	154	31	1
Cash taxes refunded (paid)	14	9	(1)
Change in working capital	19	(36)	121
Containerboard, corrugated containers and reclamation operations segment operating profit	174	216	41

“EBITDA” is defined as net income before (benefit from) provision for income taxes, interest expense, net and depreciation, depletion and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted as indicated above.  EBITDA and Adjusted EBITDA are non-GAAP financial measures.  See disclosure following regarding the use of non-GAAP financial measures.

SMURFIT-STONE CONTAINER CORPORATION

STATISTICAL INFORMATION

	2010					2009
	Successor		Predecessor		Combined (1)	Predecessor
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	Dec YTD	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	Dec YTD

Containerboard System
North American Mill Operating Rates (Containerboard Only)	95.4%	99.7%	97.1%	100.0%	98.2%	87.1%	87.2%	85.0%	82.4%	85.4%

North American Containerboard Production - M Tons	1,534	1,603	1,545	1,585	6,267	1,550	1,551	1,497	1,435	6,033
Sequential Avg. Domestic Linerboard Price Change	-1.5%	7.2%	13.2%	6.3%	N/A	-5.1%	-5.9%	-9.8%	-7.4%	N/A

Pulp Production - M Tons	73	73	72	62	280	74	78	76	66	294
SBS/Bleached Board Production - M Tons	28	32	31	35	126	36	29	32	33	130
Kraft Paper Production - M Tons	27	26	26	29	108	29	34	28	19	110

Total Maintenance Downtime Tons - M Tons	43	49	76	20	188	33	29	50	46	158

Corrugated Containers
North American Shipments - BSF	16.3	17.1	17.3	16.4	67.1	16.1	16.7	16.7	16.6	66.1
Per Day North American Shipments - MMSF	267.9	266.9	273.7	260.9	267.3	264.6	260.9	265.7	267.8	264.7
Sequential Avg. Corrugated Price Change	0.5%	3.2%	3.6%	-0.6%	N/A	-2.0%	-2.6%	-3.0%	-0.9%	N/A

Fiber Reclaimed and Brokered - M Tons	1,458	1,494	1,468	1,423	5,843	1,344	1,317	1,280	1,241	5,182

(1)  Although the 2010 Successor Period and the 2010 Predecessor Period are distinct reporting periods, we combined the statistical information for the six months ended June 30, 2010 of the Predecessor with the six months ended December 31, 2010 of the Successor for analytical purposes.

SMURFIT-STONE CONTAINER CORPORATION

ADJUSTED NET INCOME (LOSS) PER DILUTED SHARE

(In Millions, Except Per Share Data)

(Unaudited)

	Successor (Note 1)			Predecessor (Note 1)
			Six Months		Six Months
			Ended		Ended	Year Ended
			December 31,		June 30,	December 31,
	4Q 10	3Q 10	2010	4Q 09	2010	2009

Net income (loss) attributable to common stockholders (GAAP)	$49	$65	$114	$(6)	$1,320	$(3)
Reorganization items (income) expense, net of income taxes	3	4	7	(149)	(1,378)	(40)
Debtor-in-possession financing costs	—	—	—	—	—	63
Alternative fuel mixture tax credits	—	—	—	(178)	(11)	(633)
Loss on early extinguishment of debt	—	—	—	—	—	20
Non-cash foreign currency exchange (gains) losses	—	—	—	4	(3)	14
(Gain) loss on sale of assets	(1)	—	(1)	—	—	2
Interest on Predecessor unsecured debt	—	—	—	32	—	163
Restructuring charges	11	4	15	281	15	319
Multi-employer pension plan withdrawal charge, net of income taxes	—	3	3	—	—	—
Adjusted net income (loss) attributable to common stockholders (Note 2)	$62	$76	$138	$(16)	$(57)	$(95)

	Successor (Note 1)			Predecessor (Note 1)
			Six Months		Six Months
			Ended		Ended	Year Ended
			December 31,		June 30,	December 31,
	4Q 10	3Q 10	2010	4Q 09	2010	2009

Net income (loss) per diluted share attributable to common stockholders (GAAP)	$0.49	$0.65	$1.13	$(0.02)	$5.07	$(0.01)
Reorganization items (income) expense, net of income taxes	0.03	0.04	0.07	(0.58)	(5.28)	(0.16)
Debtor-in-possession financing costs	—	—	—	—	—	0.24
Alternative fuel mixture tax credits	—	—	—	(0.69)	(0.04)	(2.46)
Loss on early extinguishment of debt	—	—	—	—	—	0.08
Non-cash foreign currency exchange (gains) losses	—	—	—	0.02	(0.01)	0.06
(Gain) loss on sale of assets	(0.01)	—	(0.01)	—	—	0.01
Interest on Predecessor unsecured debt	—	—	—	0.12	—	0.63
Restructuring charges	0.11	0.04	0.15	1.09	0.06	1.24
Multi-employer pension plan withdrawal charge, net of income taxes	—	0.03	0.03	—	—	—
Adjusted net income (loss) per diluted share attributable to common stockholders (Note 2)	$0.62	$0.76	$1.37	$(0.06)	$(0.20)	$(0.37)

Note 1:  For the Predecessor Company, adjustments to GAAP net income, other than reorganization items (income) expense, were not tax effected because it was more likely than not that substantially all of the deferred tax assets that were generated during bankruptcy would not be realized and we did not record any additional tax benefit for 2009 and the six months ended June 30, 2010.  Due to the effects of the Plan of Reorganization, we concluded that it was more likely than not that substantially all of the deferred tax assets would be realized and we recognized an income tax benefit related to reorganization items in the six months ended June 30, 2010.

For the Successor Company periods, we recorded a provision for income taxes related to the statements of operations.  As a result, the Successor period adjustments to net income are presented on a net of tax basis.

Note 2:  Exclusive of reorganization items (income) expense, debtor-in-possession financing costs, alternative fuel mixture tax credits, loss on early extinguishment of debt, non-cash foreign currency (gains) losses, (gain) loss on sale of assets, accrued but unpaid interest on Predecessor unsecured debt, restructuring charges and a multi-employer pension plan withdrawal charge.  Adjusted net income (loss) attributable to common stockholders and adjusted net income (loss) per diluted share attributable to common stockholders are non-GAAP financial measures.  See disclosure following regarding the use of non-GAAP financial measures.

Diluted earnings per common share computations for the three and six months ended June 30, 2010 were adjusted to reflect the assumed conversion of preferred stock into common stock because the effect was dilutive.

SMURFIT-STONE CONTAINER CORPORATION

NON-GAAP FINANCIAL MEASURES

In the accompanying financial presentation, we use the financial measures “adjusted net income (loss) attributable to common stockholders” (adjusted net income (loss)), “adjusted net income (loss) per diluted share attributable to common stockholders” (adjusted net income (loss) per diluted share), “EBITDA” and “adjusted EBITDA” which are derived from our consolidated financial information but are not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). These measures are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission (SEC) rules.  Adjusted net income (loss) and adjusted net income (loss) per diluted share are non-GAAP financial measures that exclude from net income attributable to common stockholders the effects of reorganization items (income) expense, debtor-in-possession financing costs, alternative fuel mixture tax credits, loss on early extinguishment of debt, non-cash foreign currency exchange (gains) losses, (gain) loss on disposal of assets, interest on Predecessor unsecured debt, restructuring charges and a multi-employer pension plan withdrawal charge.  EBITDA is defined as net income (loss) before (provision for) benefit from income taxes, interest expense, net and depreciation, depletion and amortization.  Adjusted EBITDA is defined as EBITDA adjusted for reorganization items (income) expense, debtor-in-possession financing costs, alternative fuel mixture tax credits, loss on early extinguishment of debt, non-cash foreign currency exchange (gains) losses, restructuring charges, (gain) loss on disposal of assets and a multi-employer pension plan withdrawal charge.

The accompanying financial presentation includes a reconciliation of net income (loss) attributable to common stockholders and net income (loss) per diluted share attributable to common stockholders, the most directly comparable GAAP financial measures, to adjusted net income (loss) and adjusted net income (loss) per diluted share, respectively.  A reconciliation of net income (loss) to EBITDA and adjusted EBITDA is also presented.

We use these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. These non-GAAP measures of operating results are reported to our board of directors, chief executive officer and our president and chief operating officer and are used to make strategic and operating decisions and assess performance.  These non-GAAP measures are presented to enhance an understanding of our operating results and are not intended to represent cash flows or results of operations.  We also believe these non-GAAP measures are beneficial to investors, potential investors and other key stakeholders, including analysts and creditors who use these measures in their evaluations of our performance from period to period and against the performance of other companies in our industry.  The use of these non-GAAP financial measures is beneficial to these stakeholders because they exclude certain items that management believes are not indicative of the on-going operating performance of our business, and including them would distort comparisons to our past operating performance.  Accordingly, we have excluded the adjustments, as detailed below, for the purpose of calculating these non-GAAP measures.

The following is an explanation of each of the adjustments that we have made to arrive at these non-GAAP measures for (1) the three and six months ended December 31, 2010 of the Successor, (2) the three months ended September 30, 2010 of the Successor, (3) the six months ended June 30, 2010 of the Predecessor, (4) and the three and twelve months ended December 31, 2009 of the Predecessor, as well as the reasons management believes each of these items is not indicative of operating performance:

•                              Reorganization items (income) expense, net of income taxes - These income and expense items are directly related to the process of our reorganizing under Chapter 11 and the Companies’ Creditors Arrangement Act in Canada.  The items include gain due to plan effects, gain due to fresh start accounting adjustments, provision for rejected/settled executory contracts and leases, accounts payable settlement gains and professional fees.  These income and expense items are not considered indicative of on-going operating performance and are not used by us to assess our operating performance.

•                              Debtor-in-possession (DIP) financing costs - These expenses were incurred and paid during the first quarter of 2009 in connection with entering into the DIP Credit Agreement.  These expense items are not considered indicative of on-going operating performance and are not used by us to assess our operating performance.

•                              Alternative fuel mixture tax credits - These amounts represent an excise tax credit for alternative fuel mixtures produced by a taxpayer for sale, or for use as a fuel in a taxpayer’s trade or business, through December 31, 2009, at which time the credit expired.  These items are not considered indicative of on-going operating performance and are not used by us to assess our operating performance.

•                              Loss on early extinguishment of debt - These losses represent unamortized deferred debt issuance cost and call premiums charged to expense in connection with our financing activities.  These losses were not considered indicative of on-going operating performance because they related to specific financing activities and were not used by us to assess our operating performance.

•                              Non-cash foreign currency (gains) losses — Through June 30, 2010, the functional currency for our Canadian operations was the U.S. dollar.  Fluctuations in Canadian dollar-denominated monetary assets and liabilities resulted in non-cash gains or losses.  We excluded the impact of foreign currency exchange gains and losses because the impact of foreign exchange is highly variable and difficult to predict from period to period and is not tied to our operating performance.  These gains or losses are not considered indicative of on-going operating performance and are not used by us to assess our operating performance.

•                              (Gain) loss on disposal of assets - These amounts represent gains and losses we recognized related to the sale of non-strategic assets.  These gains and losses were not considered indicative of on-going operating performance and were excluded by management in assessing our operating performance.

•                              Interest on Predecessor unsecured debt - These amounts represent the post-petition interest accrued on unsecured debt from the time of our bankruptcy filing, which was stayed and not paid as a result of the bankruptcy proceedings.  In the fourth quarter of 2009, we concluded it was not probable that interest expense that was accrued from the Petition Date through November 30, 2009, would be an allowed claim.  This expense was not considered indicative of our on-going operating performance and was excluded by management in assessing our operating performance.

•                              Restructuring charges - These adjustments represent the write-down of assets, primarily property, plant and equipment, to estimated net realizable values, the acceleration of depreciation for equipment to be abandoned or taken out of service, severance costs and other costs associated with our restructuring activities. These income and expense items were not considered indicative of our on-going operating performance and were excluded by management in assessing our operating performance.

•                              Multi-employer pension plan withdrawal charge — This amount represents the charge associated with the withdrawal from a multi-employer pension plan.  This expense item was not considered indicative of our on-going operating performance and was excluded by management in assessing our operating performance.

Adjusted net income (loss), adjusted net income (loss) per diluted share, EBITDA and adjusted EBITDA have certain material limitations associated with their use as compared to net income (loss).  These limitations are primarily due to the exclusion of certain amounts that are material to our consolidated results of operations, as discussed above.  In addition, these adjusted net income (loss) and EBITDA measures may differ from adjusted net income (loss) and EBITDA calculations of other companies in our industry, limiting their usefulness as comparative measures.  Because of these limitations, adjusted net income (loss), adjusted net income (loss) per diluted share, EBITDA and adjusted EBITDA should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.  We compensate for these limitations by relying primarily on our GAAP results and using adjusted net income (loss), adjusted net income (loss) per diluted share, EBITDA and adjusted EBITDA only as supplemental measures of our operating performance.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

We believe that providing these non-GAAP measures in addition to the related GAAP measures provides investors greater transparency to the information our management uses for financial and operational decision-making and allows investors to see our results as management sees them. We also believe that providing this information better enables investors to understand our operating performance and to evaluate the methodology used by our management to evaluate and measure our operating performance, and the methodology and financial measures used by our board of directors to assess management’s performance.